EXHIBIT 99.1

Corbus Pharmaceuticals Reports 2016 First Quarter Financial Results and Provides Business Update

- Company has Three Phase 2 Studies Ongoing with Top-Line Data Expected Starting 4Q 2016 -

- Phase 2 Clinical Study for Treatment of Systemic Lupus Erythematosus Expected to Commence 1Q 2017 -

Norwood, MA (May 16, 2016) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage drug development company targeting rare, chronic, serious inflammatory and fibrotic diseases, announced today its financial results for the first quarter ended March 31, 2016.

The Company also provided an update on its corporate progress and the clinical status and anticipated milestones for Resunab, its novel synthetic oral endocannabinoid-mimetic drug that is designed to resolve chronic inflammation and halt fibrosis. Resunab is currently being evaluated in three separate Phase 2 clinical studies in cystic fibrosis (‘CF”), diffuse cutaneous systemic sclerosis (“systemic sclerosis”), and skin-predominant dermatomyositis and plans to initiate a clinical study in systemic lupus erythematosus (“SLE”) in the first quarter of 2017.

Recent Corporate Highlights

●	Received U.S. Food and Drug Administration (“FDA”) approval for open-label extension to Corbus’ Phase 2 Clinical Study of Resunab for systemic sclerosis; the extension enables all the participants in the study to be dosed with Resunab for an additional 12 months;

●	Announced the expansion of Resunab’ s clinical development with a planned Phase 2, 100-patient ten center clinical study for the treatment of SLE, a clinical program selected for funding by the National Institute of Health’s Autoimmunity Centers of Excellence program; and

●	Successfully added a protocol amendment to existing FDA Investigational New Drug application (IND) for Phase 2 clinical study of Resunab for the treatment of SLE.

“We continue to advance our clinical and regulatory strategies forward, paving the way for key clinical data readouts starting in the fourth quarter of this year,” stated Yuval Cohen, Ph.D., Chief Executive Officer of the Company.

Expected Near-Term Milestones

●	Complete patient enrollment in the U.S. Phase 2 Clinical study for systemic sclerosis;

●	Complete patient enrollment in the Phase 2 clinical study for CF;

●	Obtain Orphan Drug Designation in Europe for the treatment of both CF and systemic sclerosis;

●	Report top-line safety and efficacy data of Phase 2 clinical studies for systemic sclerosis and CF in Q4 2016;

●	Commence the open-label extension study in systemic sclerosis;

●	Continue to advance the Phase 2 clinical study in dermatomyositis, which is expected to be completed in the first quarter of 2017;

●	Complete preparation for the launch of the Phase 2 clinical study in adults with SLE, which is expected to launch in the first quarter of 2017;

●	Conduct additional mechanism of action studies with Resunab in relevant pre-clinical models; and

●	Participate in scientific conferences throughout 2016, including the European Cystic Fibrosis Society Conference, the North American Cystic Fibrosis Conference and the American College of Rheumatology Annual Meeting.

“Corbus’ mission is to develop novel drugs that engage the immune system to treat rare and uncommon life-threatening diseases that have clear unmet medical needs. This is underscored by our ongoing Phase 2 clinical studies of Resunab in three rare inflammatory diseases with significant unmet needs and the expansion into our fourth indication in the first quarter of next year. Our longer-term business strategy is to expand our pipeline with additional assets while maintaining our focus on these rare inflammatory indications,” concluded Dr. Cohen.

Summary of Financial Results for First Quarter 2016

For the quarter ended March 31, 2016, the Company reported a net loss of approximately $2,892,000 or a net loss per diluted share of $0.08, compared to a net loss of approximately $1,536,000, or a net loss per diluted share of $0.06 for the quarter ended March 31, 2015. The increase in the net loss for the quarter ended March 31, 2016 is attributable to expenses related to our clinical studies for systemic sclerosis and CF, and increased staffing costs. The Company ended the quarter with approximately $9,688,000 of cash and cash equivalents and the Company has the potential to receive $2.5 million in additional milestone payments under its development award with the Cystic Fibrosis Foundation Therapeutics, Inc.

About Resunab

Resunab is a novel synthetic oral endocannabinoid-mimetic drug that preferentially binds to the CB2 receptor expressed on activated immune cells and fibroblasts. CB2 activation triggers endogenous pathways that resolve inflammation and halt fibrosis. Preclinical and Phase 1 studies have shown Resunab to have a favorable safety, tolerability and pharmacokinetic profile. It has also demonstrated promising potency in preclinical models of inflammation and fibrosis. Resunab is designed to trigger the production of “Specialized Pro-resolving Lipid Mediators” that activate an endogenous cascade responsible for the resolution of inflammation and fibrosis, while reducing production of pro-inflammatory eicosanoids and cytokines. Resunab has direct effects on fibroblasts to halt tissue scarring. In effect, Resunab triggers endogenous pathways to turn “off” chronic inflammation and fibrotic processes, without causing immunosuppression.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic, and serious inflammatory and fibrotic diseases. Our lead product candidate, Resunab, is a novel synthetic oral endocannabinoid-mimetic drug designed to resolve chronic inflammation, and fibrotic processes. Resunab is currently in Phase 2 clinical studies for the treatment of cystic fibrosis, diffuse cutaneous systemic sclerosis, skin-predominant dermatomyositis and systemic lupus erythematosus.

For more information, please visit www.CorbusPharma.com and connect with the Company on Twitter, LinkedIn, Google+ and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

David Schull

Russo Partners, LLC

Phone: +1 (858) 717-2310

Email: david.schull@russopartnersllc.com

Source: Corbus Pharmaceuticals Holdings, Inc.

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
Collaboration revenue	$396,598	$—
Operating expenses:
Research and development	2,173,933	723,430
General and administrative	1,109,889	811,869
Total operating expenses	3,283,822	1,535,299
Operating loss	(2,887,224)	(1,535,299)
Other income (expense):
Interest expense	(6,430)	(979)
Interest income	1,070	560
Foreign currency exchange gain	343	—
Other expense, net	(5,017)	(419)
Net loss	$(2,892,241)	$(1,535,718)
Net loss per share, basic and diluted	$(0.08)	$(0.06)
Weighted average number of common shares outstanding, basic and diluted	37,605,210	25,871,796

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2016
	(Unaudited)	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$9,687,805	$12,338,275
Prepaid expenses	474,560	376,515
Total current assets	10,162,365	12,714,790
Restricted cash	36,375	36,375
Property and equipment, net	296,534	124,138
Total assets	$10,495,274	$12,875,303
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$92,958	$162,019
Accounts payable	1,230,449	1,314,377
Accrued expenses	1,297,988	562,279
Deferred revenue, current	1,455,020	1,591,358
Total current liabilities	4,076,415	3,630,033
Deferred revenue, noncurrent	—	260,260
Other long-term liabilities	14,852	—
Total liabilities	4,091,267	3,890,293
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2016 and December 31, 2015	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized, 37,605,827 and 37,605,134 shares issued and outstanding at March 31, 2016 and December 31, 2015	3,761	3,761
Additional paid-in capital	22,570,301	22,259,063
Accumulated deficit	(16,170,055)	(13,277,814)
Total stockholders’ equity	6,404,007	8,985,010
Total liabilities and stockholders’ equity	$10,495,274	$12,875,303